UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Under §240.14a-12

PARKE BANCORP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Parke Bancorp, Inc.

601 Delsea Drive

Washington Township, New Jersey 08080

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON TUESDAY, APRIL 21, 2020

The following Notice relates to the proxy statement (the “Proxy Statement”) of Parke Bancorp, Inc. (the “Company”), dated March 16, 2020, furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Tuesday, April 21, 2020. This Supplement is being filed with the Securities and Exchange Commission and was mailed to shareholders on March 27, 2020, and made available by means of a press release that was also posted on the Company’s website on March 27, 2020.

THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

PARKE BANCORP, INC.

NOTICE OF CHANGE OF LOCATION

OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 21, 2020

March 27, 2020

Dear Fellow Shareholder:

Due to the emerging public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our shareholders, employees, and our community please note that the location of the Annual Meeting of Shareholders of Park Bancorp, Inc. has been changed and will be held over the internet in a virtual meeting format only. You will not be able to attend the Annual Meeting in person.

If you were a shareholder of record at the close of business on the record date of March 11, 2020 you are eligible to vote at the meeting. The virtual meeting will be hosted at https://www.meetingcenter.io/208881548. The password for the meeting is PKBK2020

To login to and attend the meeting you have two options: join as a “Shareholder” or join as a “Guest.” Joining as a “Shareholder” will enable you to vote your shares at the meeting and ask questions. To join as a “Shareholder” you will be required to have some additional information.

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If you hold your shares through a broker, bank or other intermediary, and want to join the meeting as a “Shareholder” you must register in advance by 5:00 p.m. Eastern Standard Time on April 16, 2020. To do this, you must request a legal proxy, a legal proxy can be obtained by logging into the voting site listed on your Voter Instruction Form and clicking on “Vote in person at the meeting” or requesting one through your broker. Once received, you must send an email to legalproxy@computershare.com and include an image of a legal proxy in your name from the broker, bank or other nominee that holds your shares and your address. By completing this process, you will receive an annual meeting control number from our Virtual Meeting provider.

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If you hold shares through our transfer agent, Computershare, you do not need to preregister. The annual meeting control number will be listed in the gray bar on your proxy card or notice you previously received or in the email you received with your voting instructions.

Please note that the proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting.

On behalf of your Board of Directors, thank you for your cooperation and continued support.

Sincerely,

Vito S. Pantilione President and CEO